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                          CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the inclusion in this registration statement on Form SB-2 of our report dated December 31, 1997 on our audit of the financial statements of Sentinel Acceptance Corporation. We also consent to the reference to our firm under the caption "Experts."





Millward & Co. CPAs
Fort Lauderdale, Florida
May 12, 1998